Calculation of Filing Fee Tables
S-8
STRYKER CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.10 per share	Other	1,500,000	$ 356.63	$ 534,945,000.00	0.0001531	$ 81,900.08
2	Equity	Common Stock, par value $0.10 per share	Other	15,000,000	$ 375.40	$ 5,631,000,000.00	0.0001531	$ 862,106.10
Total Offering Amounts:						$ 6,165,945,000.00		$ 944,006.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 944,006.18
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates (the "Registration Statement") also covers an indeterminate number of additional shares of Common Stock, par value $0.10 per share ("Common Stock"), of Stryker Corporation (the "Company") that may become issuable under the Company's 2008 Employee Stock Purchase Plan (the "ESPP") or 2011 Long-Term Incentive Plan (the "LTIP") to prevent dilution resulting from any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof. (2) Rounded up to the nearest penny. (3) Represents 1,500,000 additional shares of Common Stock issuable under the ESPP. (4) Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon $375.40 per share, the average of the high and low sales price of the Common Stock on the New York Stock Exchange on May 23, 2025, a date within five business days prior to the date of filing the Registration Statement, multiplied by 95%, which is the percentage of the trading price per share applicable to purchases under the ESPP.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates (the "Registration Statement") also covers an indeterminate number of additional shares of Common Stock, par value $0.10 per share ("Common Stock"), of Stryker Corporation (the "Company") that may become issuable under the Company's 2008 Employee Stock Purchase Plan (the "ESPP") or 2011 Long-Term Incentive Plan (the "LTIP") to prevent dilution resulting from any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof. (2) Rounded up to the nearest penny. (3) Represents 15,000,000 additional shares of Common Stock issuable under the LTIP. (4) Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee, and based upon $375.40 per share, the average of the high and low sales price of the Common Stock on the New York Stock Exchange on May 23, 2025, a date within five business days prior to the date of filing the Registration Statement.